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                     [LETTERHEAD OF MAYER, BROWN & PLATT]

                                                                       Exhibit 5

                                 July 25, 1997


Security Capital Atlantic Incorporated
Six Piedmont Center
Atlanta, Georgia 30305

          Re:  Registration Statement on Form S-11

Ladies and Gentlemen:

     We have acted as counsel to Security Capital Atlantic Incorporated, a Maryland corporation ("ATLANTIC"), in connection with its proposed distribution of rights (the "Rights") to purchase shares of common stock, par value $.01 per share (the "Shares"), and the related sale and issuance of Shares pursuant to the exercise of Rights or otherwise, as more fully set forth in the registration statement on Form S-11 (the "Registration Statement") relating to the Rights and the Shares.

     As counsel to ATLANTIC, we have examined originals or copies certified to our satisfaction of ATLANTIC's Charter, ATLANTIC's Bylaws, resolutions of ATLANTIC's Board of Directors and such records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of ATLANTIC. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing and to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) the Rights, when duly delivered in the manner described in the Registration Statement, will be validly issued and (ii) the Shares, when sold and delivered against payment therefor and in the manner described in the Registration Statement, pursuant to the exercise of Rights or otherwise, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Shares."
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Security Capital Atlantic Incorporated
July 25, 1997
Page 2


     We express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the Maryland General Corporation Law.


                                     Very truly yours,

                                     /s/ Mayer, Brown & Platt

                                     MAYER, BROWN & PLATT